Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3, No. 033-46171, Forms S-8, Nos. 333-68410, 333-61851, 333-09277, and 333-40532) of Codorus Valley Bancorp, Inc. of our report dated March 5, 2007, relating to the consolidated financial statements which is included in this Annual Report on Form 10-K.

/s/   Beard Miller Company LLP

Harrisburg, Pennsylvania
March 19, 2007

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